SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): December 16, 2004

LEVI STRAUSS & CO.

(Exact name of registrant as specified in its charter)

DELAWARE	002-90139	94-0905160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1155 BATTERY STREET

SAN FRANCISCO, CALIFORNIA 94111

(Address of principal executive offices, including zip code)

(415) 501-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

(A) Purchase Agreement for Private Placement of Senior Notes due 2015.

On December 16, 2004, we entered into a purchase agreement with Citigroup Global Markets Inc. and Banc of America Securities LLC to sell $450 million of 9.75% senior notes due 2015 in accordance with a private placement conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933. The senior notes will rank equally with all of our other unsecured unsubordinated indebtedness.

A form of the purchase agreement is attached hereto as Exhibit 99.1.

ITEM 9.01. Financial Statements And Exhibits.

(c)	Exhibits.

99.1	Form of Purchase Agreement between Levi Strauss & Co. and Citigroup Global Markets Inc. and Banc of America Securities LLC in respect of private placement of 9.75% senior notes due 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: December 17, 2004	LEVI STRAUSS & CO.

	By:	/s/ Gary W. Grellman
	Name:	Gary W. Grellman
	Title:	Vice President, Controller

EXHIBIT INDEX

Exhibit Number	Description
99.1	Form of Purchase Agreement between Levi Strauss & Co. and Citigroup Global Markets Inc. and Banc of America Securities LLC in respect of private placement of 9.75% senior notes due 2015.